Exhibit 10.40

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

LETTER AGREEMENT DCT-015/2004

This Letter of Agreement DCT-015/2004 (“Agreement”) dated March 19, 2004, is an agreement between Republic Airline, Inc. (“Buyer”) with its principal place of business at 2500 S. High School Road, Indianapolis, Indiana  46241, United States, and EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A. (“Embraer”), with its principal place of business at Sao Jose dos Campos, Sao Paulo, Brazil, relating to the Purchase Agreement DCT-014/2004 dated March 19, 2004 (the “Purchase Agreement”) for the purchase by Buyer of up to fifty (50) new ERJ 170 - 100 LR aircraft (the “Aircraft”).

This Agreement constitutes an amendment and modification of the Purchase Agreement, and it sets forth additional agreements of the Parties with respect to the matters set forth in the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Agreement and the Purchase Agreement, this Agreement shall govern.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Embraer and Buyer agree as follows:

1.               PARTS ADDITIONAL SUPPORT

[*]

(ii)           Spare Parts Credit:  Embraer will provide a spare parts (except for engines, engine related parts and APU), ground support equipment and test equipment credit of [*].  This spare parts credit shall be made available to Buyer upon [*].  If for any reason the Purchase Agreement is terminated in relation to any Aircraft, then [*] Buyer shall pay [*]. The spare parts credit with respect to an Aircraft shall only be made available to Buyer in the event there is [*].  If any such credit is not so made available to Buyer because [*] such credit shall be made available [*].  Any portion of such credit which remains unused [*] shall be deemed to have been waived by Buyer, and no further compensation shall be due from Embraer to Buyer for such spare parts credit(s).  Such spare parts credit(s) shall be applied against [*].

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

*   Confidential

(iii)    [*]

(iv)          [*]: Embraer shall [*] rent tooling and test equipment for non-routine maintenance tasks at a daily rate of 1/365 of the tooling or test equipment purchase price. In case Embraer [*].

(v)            Spare Parts Special Programs: Embraer shall make available to Buyer a spare parts support program that shall include the following elements:

A Fleet Hour Program - POOL, for repairable spares candidate to this program.

A Consignment Program for other repairable spares and expendable parts.

A Rental Program for tools, ground support equipment and insurance items.

The terms and conditions for making such programs available to Buyer shall be further detailed by Embraer upon Buyer’s request and are subject to Buyer and Embraer entering into a specific spares support agreement to be negotiated in good faith by the Parties on or before the first Firm Aircraft actual delivery date.

[*]

[*]

3.               ADDITIONAL CUSTOMER SUPPORT SERVICES

3.1             Start-up team:

With respect to the Aircraft, Embraer shall provide a start-up team to take place at the initial line operation and proving runs of the first Aircraft, composed of the following individuals:

[*] pilots for [*] days to [*]

[*] for [*] days

[*] for [*] days

[*] days

The purpose of these specialists is to advise and assist with Buyer’s start-up operations and operator’s certification proving runs, making Buyer’s pilots and mechanics familiar with the operation and maintenance of the Aircraft. The start-up team is in addition to the pilot and mechanic training, and to the Technical Representative. During Buyer’s EMBRAER 170 Aircraft proving runs, Embraer shall provide technical assistance to Buyer through the start-up team defined above. This support shall be conditioned on Buyer giving Embraer notice at least [*] before the start of such proving runs.

*   Confidential

Embraer pilot and mechanic shall not shall not be authorized to perform any direct flight or maintenance services on Buyer’s Aircraft. In the event Buyer requests a team member to perform any services which would directly affect the Aircraft and Embraer issues its prior written consent to such services, Buyer shall cover such Embraer personnel under its insurance policy in accordance with terms and conditions contained in Schedule “2” to this Letter Agreement.

Buyer shall bear all expenses related to the transportation, board & lodging of the Embraer personnel in the event such personnel is required to render the services provided for herein in any place other than Buyer’s main maintenance base, otherwise all costs of travel and accommodation for such personnel shall be borne by Embraer.

At no charge to Embraer, Buyer shall provide Embraer pilots with transportation means between Buyer’s main maintenance base and any airport where such pilots will render the services, so that the pilots can report to Buyer’s operation facilities or leave the airport in a timely manner according to the schedule of the flights they are engaged in.

3.2           Aerochain:

AEROchain (www.aerochain.com) is an electronic marketplace that provides value-added after-sales services and extended supply chain collaboration, at no additional charge used on the aerospace community. The AEROchain Technical Services section incorporates the features formerly included in the Embraer CIS (Customer Integration System). Access to Aerochain Technical Services section (former CIS) shall be [*] provided, however, that [*].

3.3           Technical and Engineering Support:

Embraer shall provide remote technical and engineering support services, twenty-four (24) hours a day and seven (7) days a week, for airframe and systems. This service may be accessed by phone, fax and e-mail at the main facilities of Embraer.

This remote technical support is intended to assist Buyer to identify and investigate the causes of in-services issues, and during AOG situations, as well to support daily operations, as required. This support is provided [*] to Buyer, up to [*].

4.             CONVERSION

a)   General

Buyer shall have the flexibility to request the conversion of any Option Aircraft into the EMBRAER 175, the EMBRAER 190, or the EMBRAER 195 jet aircraft (collectively, the “Conversion Aircraft”), provided [*].

[*]

[*]

*   Confidential

5.             ADDITIONAL ASSISTANCE AND SUPPORT

Terms and conditions of certain additional assistance and support are provided in Schedules “4” and “5”.

6.             MISCELLANEOUS

All terms and conditions of the Purchase Agreement that have not been specifically altered or modified hereunder shall remain in full force and effect.

7.             SURVIVAL

In the case of a termination of this Agreement or the Purchase Agreement with respect to one or more Aircraft, [*].

[The remainder of this page has been left blank intentionally.]

*   Confidential

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER – EMPRESA BRASILEIRA DE AERONAUTICA S.A.		REPUBLIC AIRLINE, INC.

By:	/s/ Frederico Fleury Curado	By:	/s/ Bryan Bedford
Name: Frederico Fleury Curado		Name: Bryan Bedford
Title:	Executive Vice President Civil Aircraft	Title: Chairman and CEO

By:	/s/ Flavio Rimoli
Name: Flavio Rimoli
Title:	Sr. Vice President Airline Market

Witness:		Witness:	/s/ Robert H. Cooper
Name:		Name: Robert H. Cooper

SCHEDULES

[*]

“2”          INSURANCE SPECIAL CLAUSE

[*]

“4”          ADDITIONAL ASSISTANCE

“5”          MUTUAL SUPPORT

*   Confidential

SCHEDULE “1” – [*]

[*]

*   Confidential

SCHEDULE “2” – INSURANCE SPECIAL CLAUSE

Buyer shall include the following endorsements in its Hull and Comprehensive Airline Liability insurance policies:

1.   Hull All Risks Policy, including War, Hi-jacking and Other Perils.

“It is hereby understood and agreed that Insurers agree to waive rights of subrogation against Embraer with regard to the insured Aircraft.

This endorsement shall not operate to prejudice Insurer’s rights of recourse against Embraer - Empresa Brasileira de Aeronáutica S.A. as manufacturer, repairer, supplier or servicing agent where such right of recourse would have existed had this endorsement not been effected under this Policy.”

2.   Comprehensive Airline Liability Policy, based on the AVN53 - Additional Insured Endorsement

“It is hereby understood and agreed that Embraer - Empresa Brasileira de Aeronáutica S.A. including any business entity owned by or subsidiaries to Embraer, and all partners, executive officers, employees and stock holders, are added as Additional Insureds only with respect to the operation of the Aircraft by the Named Insured.

This endorsement does not provide coverage for any Additional Insured with respect to claims arising out of its legal liability as manufacturer, repairer, supplier or servicing agent and shall not operate to prejudice Insurer’s right of recourse against any Additional Insured as manufacturer, repairer, supplier or servicing agent.”

3.   Notwithstanding anything to the contrary as specified in the Policy or any endorsement thereof, the coverages stated in paragraphs 1 and 2 above, shall not be cancelled or modified by the Insurer, without 48 hours advance written notice to Embraer to such effect.

This Endorsement attaches to and forms part of Policy No.                             , and is effective from the          day of             , 200  .

SCHEDULE “3” – [*]

[*]

*   Confidential

SCHEDULE “4” – ADDITIONAL ASSISTANCE

[*]

*   Confidential

SCHEDULE “5” – MUTUAL SUPPORT

This schedule sets forth additional agreements of the Parties with respect to the matters set forth in the Purchase Agreement DCT–014/2004) dated as of March 19, 2004 (including the Letter Agreement DCT–015/2004) between Embraer and Buyer (the “Agreement”).  All terms defined in the Agreement shall have the same meaning when used herein, and in case of any conflict between this [*] and the Agreement, this [*] shall govern.

Embraer will use [*] to [*] debt [*]

[*]	[*]

[*]	Republic Airline, Inc., [*]. Notwithstanding anything to the contrary [*].

Net Aircraft Purchase Price:	The escalated Aircraft Purchase Price as defined in the Agreement, [*].

[*]	[*]

[*]	[*]

Terms:	Buyer agrees to [*]. [*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

*   Confidential

[*]	[*]

[*]	[*]

[*]

*   Confidential

[*]

[*]

[*]	[*]

[*]

*   Confidential